               NEW ENGLAND ELECTRIC SYSTEM AND SUBSIDIARIES
                        Consolidated Balance Sheet
                           At September 30, 1998
     (expressed in millions, rounded to hundred thousands of dollars)
                    (Unaudited, subject to adjustment)
                                  ASSETS
                                  ------
Utility plant, at original cost                               $4,098.2
  Less accumulated provisions for depreciation and amortization   1,662.3
                                                                 --------
                                                                  2,435.9
Construction work in progress                                        51.0
                                                                 --------
      Net utility plant                                           2,486.9
                                                                 --------
Investments:
  Nuclear power companies, at equity                                 48.2
  Other subsidiaries, at equity                                       2.4
  Other investments                                                 146.0
                                                                 --------
      Total investments                                             196.6
                                                                 --------
Current assets:
  Cash                                                              494.3
  Accounts receivable, less reserves of $20.3                       275.7
  Unbilled revenues                                                  76.6
  Fuel, materials, and supplies, at average cost                     42.1
  Prepaid and other current assets                                   41.1
                                                                 --------
      Total current assets                                          929.8
                                                                 --------
Regulatory assets                                                 1,649.7
Deferred charges and other assets                                    45.7
                                                                 --------
                                                                 $5,308.7
                                                                 ========
                      CAPITALIZATION AND LIABILITIES
                      ------------------------------
Capitalization:
  Common share equity:
      Common shares, par value $1 per share:
        Authorized - 150,000,000 shares
        Outstanding - 59,842,597 shares                          $   65.0
  Paid-in capital                                                   736.7
  Retained earnings                                               1,001.3
  Treasury stock - 5,127,055 shares                                (206.1)
  Unrealized gain on securities, net                                  6.0
                                                                 --------
        Total common share equity                                 1,602.9
  Minority interests in consolidated subsidiaries                    40.9
  Cumulative preferred stock of subsidiaries                         33.9
  Long-term debt                                                  1,034.9
                                                                 --------
        Total capitalization                                      2,712.6
                                                                 --------
Current liabilities:
  Long-term debt due within one year                                 46.0
  Accounts payable                                                  194.7
  Accrued taxes                                                     221.8
  Accrued interest                                                   12.4
  Dividends payable                                                  34.5
  Other current liabilities                                         245.6
                                                                 --------
        Total current liabilities                                   755.0
                                                                 --------
Deferred federal and state income taxes                             464.6
Unamortized investment tax credits                                   65.6
Accrued Yankee nuclear plant costs                                  261.2
Purchased power obligations                                         863.4
Other reserves and deferred credits                                 186.3
                                                                 --------
                                                                 $5,308.7
                                                                 ========